Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-179029) on Form S-3 and (No. 333-179030) on Form S-8 of NetREIT, Inc. and Subsidiaries of our report dated March 17, 2017, relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K of NetREIT, Inc. and Subsidiaries for the year ended December 31, 2016.

/s/ SQUAR MILNER LLP

Newport Beach, California

March 17, 2017